Exhibit 1.1

3,500,000 Common Units

K-SEA TRANSPORTATION PARTNERS L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[               ], 2003

LEHMAN BROTHERS INC.
UBS SECURITIES LLC
MCDONALD INVESTMENTS INC.
RAYMOND JAMES & ASSOCIATES, INC.
JEFFERIES & COMPANY, INC.

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 3,500,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  In addition, the Partnership proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 525,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”  This is to confirm the agreement among (i) the Partnership, (ii) K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), (iii) K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“K-Sea General Partner”), (iv) K-Sea Investors L.P., a Delaware limited partnership (“K-Sea Investors”), (v) K-Sea Transportation LLC, a Delaware limited liability company (“Transportation LLC”), (vi) K-Sea Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Transportation LLC (“K-Sea Acquisition”), (vii) EW Holding Corp., a New York corporation and a wholly owned subsidiary of K-Sea Acquisition (“EW Holding”), (viii) K-Sea Transportation Corp., a New York corporation and a wholly owned subsidiary of EW Holding (“Transportation Corp.”), (ix) K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), (x) K-Sea Transportation Inc., a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“K-Sea Inc.”), and (xi) K-Sea OLP GP LLC, a Delaware limited liability company, a wholly owned subsidiary of the Partnership and the general partner of the Operating Partnership (the “OLP General Partner”) (collectively, the “K-Sea Entities”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed to by all parties that the Partnership was formed to provide refined petroleum product marine transportation, distribution and logistics services in the northeastern United States and the Gulf of Mexico for major oil companies, oil traders and refiners, as described more particularly in the Prospectus (as defined herein).  At the Merger Effective Time (as defined herein), the Partnership will operate its business through the Operating Partnership.  It is also further understood and agreed to by all parties that as of the date hereof:

1.                                       Transportation LLC, EW Holding, Transportation Corp., the Partnership and the Operating Partnership have entered into an Identification Agreement (the “Identification Agreement”), which agreement identifies the assets to be conveyed to, and the liabilities to be assumed by, the Operating Partnership;

2.                                       Transportation LLC, EW Holding and Transportation Corp. have entered into a Distribution Sharing Agreement (the “Distribution Sharing Agreement”) whereby (i) the General Partner holds as general partner a 2.0% general partner interest in the Partnership, (ii) EW Holding and Transportation Corp. hold subordinated units of the Partnership and (iii) Transportation LLC holds subordinated units and common units of the Partnership;

3.                                       The Operating Partnership has entered into a Participation and Loan and Security Agreement (the “Bank Credit Agreement”) providing for a $47 million revolving credit facility for general partnership purposes, including working capital needs, letters of credit, distributions to unitholders, and future acquisitions and expansions;

4.                                       K-Sea Inc. is a wholly owned subsidiary of the Operating Partnership;

5.                                       K-Sea GP1, LLC, a Delaware limited liability company (“GP #1”), is wholly owned by K-Sea Investors and certain members of management of Transportation LLC;

6.                                       GP #1 is the sole general partner of K-Sea LP1, L.P., a Texas limited partnership (“LP #1”), and K-Sea Investors and certain members of management of Transportation LLC are the limited partners of LP #1;

7.                                       K-Sea GP2, LLC, a Delaware limited liability company (“GP #2”), is a wholly owned subsidiary of LP #1;

8.                                       GP #2 is the sole general partner of K-Sea LP2, L.P., a Texas limited partnership (“LP #2”), and LP #1 is the sole limited partner of LP #2;

9.                                       New K-Sea Transportation LLC, a Delaware limited liability company (“New Transportation LLC”), is wholly owned by K-Sea Investors and certain members of management of Transportation LLC;

10.                                 Transportation LLC is a wholly owned subsidiary of New Transportation LLC;

11.                                 K-Sea GP4, LLC, a Delaware limited liability company (“GP #4”), is a wholly owned subsidiary of EW Holding;

12.                                 GP #4 is the sole general partner of K-Sea LP4, L.P., a Texas limited partnership (“LP #4”), and EW Holding is the sole limited partner of LP #4;

13.                                 K-Sea Transition4 Corp., a Texas corporation (“Corp #4”), is a wholly owned subsidiary of EW Holding;

14.                                 EW Holding Corp., a Delaware corporation (“New EW Holding”), is a wholly owned subsidiary of Corp #4;

15.                                 K-Sea GP5, LLC, a Delaware limited liability company (“GP #5”), is a wholly owned subsidiary of Transportation Corp.;

16.                                 GP #5 is the sole general partner of K-Sea LP5, L.P., a Texas limited partnership (“LP #5”), and Transportation Corp. is the sole limited partner of LP #5;

17.                                 K-Sea Transition5 Corp., a Texas corporation (“Corp #5”), is a wholly owned subsidiary of Transportation Corp.; and

18.                                 K-Sea Transportation Corp., a Delaware corporation (“New Transportation Corp.”), is a wholly owned subsidiary of Corp #5.

On or concurrently with the First Delivery Date (as defined herein), the public through the Underwriters will contribute the net offering proceeds to the Partnership in exchange for the Firm Units.  After the First Delivery Date, but at or prior to the Merger Effective Time, the following transactions will occur:

1.                                       Transportation Corp. will merge with and into Corp #5, with Corp #5 as the surviving corporation.

2.                                       LP #5 and Corp #5 will effect a multiple survivor merger whereby all assets and liabilities of Corp #5 that will be owned and assumed by the Operating Partnership will be allocated to LP #5 and all other assets and liabilities of Corp #5 will remain in Corp #5.

3.                                       Corp #5 will merge with and into New Transportation Corp., with New Transportation Corp. as the surviving corporation.

4.                                       EW Holding will merge with and into Corp #4, with Corp #4 as the surviving entity.

5.                                       LP #4 and Corp # 4 will effect a multiple survivor merger whereby all assets and liabilities of Corp #4 that will be owned and assumed by the Operating Partnership will be allocated to LP #4 and all other assets and liabilities of Corp #4 will remain in Corp #4.

6.                                       Corp #4 will merge with and into New EW Holding, with New EW Holding as the surviving corporation.

7.                                       Transportation LLC will merge with and into LP #1, with LP #1 as the surviving entity.

8.                                       LP #1 and LP #2 will effect a multiple survivor merger whereby all assets and liabilities of LP #1 that will be owned and assumed by the Operating Partnership will be allocated to LP #2 and all other assets and liabilities of LP #1 will remain in LP #1.

9.                                       LP #1 and GP #1 will merge into New Transportation LLC, with New Transportation LLC as the surviving entity.

10.                                 LP #2, GP #2, LP #4, GP #4, LP #5 and GP #5 will merge with and into the Operating Partnership with the Operating Partnership as the surviving entity.

11.                                 New Transportation LLC will distribute pro rata to its members all of the limited partner equity in the General Partner and all of the limited liability company interests in K-Sea General Partner owned by New Transportation LLC.

12.                                 The Partnership will pay transaction costs and contribute cash to the Operating Partnership for use as described in the Prospectus.

The mergers described in clauses 1-10 above are referred to as the “Mergers”.  In connection with the consummation of the Mergers, on or prior to the date of this Agreement, the relevant parties have each entered into merger agreements, plans of mergers and certificates and articles of merger (the “Merger Documents”) providing for the Mergers to be effective not earlier than 1:00 p.m., New York time, and not later than 2:00 p.m., New York time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership (the “Merger Effective Time”).   The transactions described above in clauses 1-12, together with the issuance of the Firm Units as described above, are referred to as the “Transactions.”  Each of Corp #5, Corp #4, LP #1, LP #2, GP #1, GP #2, LP #4, GP #4, LP #5 and GP #5 is referred to herein individually, as a “Merger Entity” and, collectively, as the “Merger Entities.”  In connection with the Transactions, the parties to the Transactions entered into various bills of sale, assignments, contribution agreements and related documents (the “Contribution Documents,” and, together with the Merger Documents, the Bank Credit Agreement, the Omnibus Agreement to be dated the First Delivery Date among the K-Sea Investors, New Transportation LLC, K-Sea Acquisition, New EW Holding, New Transportation Corp., K-Sea General Partner, the General Partner, the Partnership, the OLP General Partner and the Operating Partnership (the “Omnibus Agreement”), and the Contribution, Conveyance and Assumption Agreement to be dated the First Delivery Date among K-Sea Investors, Transportation LLC, K-Sea Acquisition, EW Holding, Transportation Corp., the Partnership and the Operating Partnership (the “Contribution Agreement”), the “Transaction Documents”).  The K-Sea Entities and the Merger Entities are referred to collectively as the “K-Sea Parties.”  K-Sea General Partner, the General Partner, the Partnership, the Operating Partnership, the OLP

General Partner and K-Sea Inc. are hereinafter referred to collectively as the “Partnership Parties.”

K-Sea Investors, the General Partner, the Partnership and the Operating Partnership are hereinafter referred to collectively as the “Limited Partnerships.”  Transportation LLC, New Transportation LLC, K-Sea General Partner and the OLP General Partner are hereinafter referred to collectively as the “Limited Liability Companies.”  K-Sea Acquisition, EW Holding, New EW Holding, Transportation Corp., New Transportation Corp. and K-Sea Inc. are hereinafter referred to collectively as the “Corporations.”

SECTION 1.                              Representations, Warranties and Agreements of the K-Sea Entities.  The K-Sea Entities, jointly and severally, represent, warrant and agree that:

(a)                                  A registration statement on Form S-1 (File No. 333-107084) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Units.  If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b)                                 The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus conforms, and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable filing date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Underwriters specifically for inclusion therein.

(c)                                  Each of the Limited Partnerships has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the general affairs, management, consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership and its subsidiaries (the OLP General Partner, the Operating Partnership and K-Sea Inc.) taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Limited Partnerships has all partnership power and authority necessary to own or hold its properties currently held or to be owned or held at the Merger Effective Time, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at the Merger Effective Time and, with respect to the General Partner, to act as general partner of the Partnership, in each case in all respects as described in the Registration Statement and the Prospectus.

(d)                                 Each of the Corporations has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”) or the New York Business Corporation Law, as the case may be, and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each Corporation has all corporate power and authority necessary to own or hold its properties currently held or to be held at the Merger Effective Time, to assume the liabilities assumed or to be assumed  by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at the Merger Effective Time, in each case in all respects as described in the Registration Statement and the Prospectus.

(e)                                  Each of the Limited Liability Companies has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and is, or at the First Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each Limited Liability Company has all limited liability company power and authority necessary to own or hold its properties currently held or to be held at the Merger Effective Time, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at the Merger Effective Time and with respect to K-Sea General Partner and the OLP General Partner, to act as general partner of the General Partner and the Operating Partnership, respectively, in each case in all respects as described in the Registration Statement and the Prospectus.

(f)                                    Each of the Merger Entities has been duly incorporated, organized or formed, as the case may be, and is validly existing in good standing as a corporation, limited liability company or limited partnership, as the case may be, under its jurisdiction of incorporation, organization or formation, as the case may be with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities to be assumed by it pursuant to the Transaction Documents and to conduct its business presently conducted or to be conducted at the Merger Effective Time.

(g)                                 At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the First Delivery Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims (collectively, “Liens”).

(h)                                 At each Delivery Date, after giving effect to the Transactions, K-Sea General Partner will be the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended or restated at or prior to the First Delivery Date (the “General Partner Partnership Agreement”); and K-Sea General Partner will own such general partner interest free and clear of all Liens.

(i)                                     At each Delivery Date, after giving effect to the Transactions, K-Sea Investors and                       and                          (collectively, “Management”) will be the sole limited partners of the General Partner with an aggregate 99.99% limited partner interest in the General Partner; such limited partner interests will be duly authorized and validly issued in accordance with the General Partner Partnership Agreement and will be fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-3-3 and 17-607 of the Delaware LP Act); and K-Sea Investors and Management will own such limited partner interests free and clear of all Liens.

(j)                                     At the Merger Effective Time, after giving effect to the Transactions, New Transportation LLC will own 665,000 Common Units and 2,926,905 Subordinated Units (as defined in the Partnership Agreement) (collectively, the “New Transportation LLC Units”), New EW Holding will own 1,238,095  Subordinated Units (the “New EW Holding Units”) and New Transportation Corp. will own 476,190 Subordinated Units (the “New Transportation Corp. Units” and, together with the New Transportation LLC Units and the New EW Holding

Units, the “Sponsor Units”) and the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement); all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and New Transportation LLC, New EW Holding, New Transportation Corp. and the General Partner will own such Sponsor Units and such Incentive Distribution Rights, in each case, free and clear of all Liens, other than the Lien with respect to                  Subordinated Units in favor of the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator.

(k)                                  At each Delivery Date, after giving effect to the Transactions, K-Sea Investors and Management will be the sole members of New Transportation LLC with an aggregate 100% membership interest in New Transportation LLC; such membership interests will be duly authorized and validly issued in accordance with the operating agreement of New Transportation LLC (as the same may be amended or restated at or prior to the First Delivery Date (the “New Transportation LLC Operating Agreement”), and K-Sea Investors and Management will own such membership interest free and clear of all Liens.

(l)                                     At each Delivery Date, after giving effect to the Transactions, New Transportation LLC will be the sole stockholder of K-Sea Acquisition and will own 100% of the issued and outstanding capital stock of K-Sea Acquisition; such stock will be duly authorized and validly issued and fully paid; and New Transportation LLC will own such capital stock free and clear of all Liens.

(m)                               At each Delivery Date, after giving effect to the Transactions, K-Sea Acquisition will be the sole stockholder of New EW Holding and will own 100% of the issued and outstanding capital stock of New EW Holding (the “New EW Holding Stock”); such stock will duly authorized and validly issued and fully paid; and K-Sea Acquisition will own the New EW Holding Stock free and clear of all Liens.

(n)                                 At each Delivery Date, after giving effect to the Transactions, New EW Holding will be the sole stockholder of New Transportation Corp. and will own 100% of the issued and outstanding capital stock of New Transportation Corp. (the “New Transportation Corp. Stock”); such stock will duly authorized and validly issued and fully paid; and New EW Holding will own the New Transportation Corp. Stock free and clear of all Liens.

(o)                                 At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of the OLP General Partner with an aggregate 100% membership interest in the OLP General Partner; such membership interests will be duly authorized and validly issued in accordance with the Operating Agreement of the OLP General Partner (as the same may be amended or restated at or prior to the First Delivery Date, the “OLP General Partner Operating Agreement”), and the Partnership will own such membership interest free and clear of all Liens.

(p)                                 At each Delivery Date, after giving effect to the Transactions, the OLP General Partner will be the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement of the Operating Partnership (as the same may be amended or restated at or prior to the First Delivery Date, the “Operating Partnership Agreement”); and the OLP General Partner will own such general partner interest free and clear of all Liens.

(q)                                 At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the Operating Partnership Agreement, and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessibility may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interests free and clear of all Liens.

(r)                                    At each Delivery Date, after giving effect to the Transactions, the Operating Partnership will be the sole stockholder of K-Sea Inc. and will own 100% of the issued and outstanding capital stock of K-Sea Inc. (the “K-Sea Inc. Stock”); such capital stock will be duly authorized and validly issued and fully paid; and the Operating Partnership will own the K-Sea Inc. Stock free and clear of all Liens.

(s)                                  At each Delivery Date, after giving effect to the Transactions, K-Sea Investors and Management will be the sole members of K-Sea General Partner with an aggregate 100% membership interest in K-Sea General Partner; such membership interests will be duly authorized and validly issued in accordance with the Operating Agreement of K-Sea General Partner (as the same may be amended or restated at or prior to the First Delivery Date, the “K-Sea General Partner Operating Agreement”), and K-Sea Investors and Management will own such membership interest free and clear of all Liens.

(t)                                    The Partnership has an authorized capitalization as set forth in the Prospectus.

(u)                                 At the First Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units); at the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”), and the Units will conform in all material respects to the descriptions thereof contained in the Prospectus.  Upon payment for and delivery of the Units to be sold by the Partnership pursuant to this Agreement, the Underwriters will acquire good and valid title to such Units, in each case free and clear of all Liens.  Other than the Sponsor Units owned by New Transportation LLC, New EW Holding and New Transportation

Corp. and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the First Delivery Date.

(v)                                 Other than (i) the Partnership’s ownership of (A) its 99.99% limited partner interest in the Operating Partnership and (B) its 100% membership interest in the OLP General Partner and (ii) the Operating Partnership’s ownership of the K-Sea Inc. Stock, neither the Partnership nor the Operating Partnership owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its 0.01% general partner interest in the General Partner, K-Sea General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its 0.01% general partner interest in the Operating Partnership, the OLP General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  K-Sea Inc. does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(w)                               This Agreement has been duly authorized, and validly executed and delivered by each of the K-Sea Entities.

(x)                                   The execution, delivery and performance of this Agreement and the Transaction Documents by the K-Sea Parties, which are parties hereto and thereto, and the consummation of the transactions contemplated hereby and thereby (including the Transactions) did not and will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Parties is a party or by which any of the K-Sea Parties is bound or to which any of the property or assets any of the K-Sea Parties is subject, (ii) any of the provisions of the certificate of limited partnership, agreement of limited partnership, certificate of formation, operating agreement, charter or by-laws or other organizational documents of any of the K-Sea Parties or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the K-Sea Parties or any of their properties or assets, except with respect to clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not individually or in the aggregate, have a Material Adverse Effect.

(y)                                 Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Delivery Date will be, obtained and (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Transaction Documents by any of the K-Sea Parties and the consummation of the transactions contemplated hereby and thereby (including the Transactions).

(z)                                   Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the K-Sea Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived.  Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the General Partner, the Partnership or the Operating Partnership, (B) any interests in K-Sea General Partner, or the OLP General Partner or (C) any shares of capital stock of K-Sea Inc.

(aa)                            The certificates and articles of merger relating to each of the Mergers shall have been filed on or prior to the First Delivery Date and the Mergers will become effective under the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas Business Corporation Act, the Texas Revised Limited Partnership Act and the New York Business Corporation Law, as applicable on or prior to the Merger Effective Time.

(bb)                          The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement.  At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the K-Sea Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and Incentive Distribution Rights, the execution and delivery by the K-Sea Parties of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(cc)                            At or before the First Delivery Date:

(i)                                     the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner (as defined in the Partnership Agreement) and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

(ii)                                  the Operating Partnership Agreement will have been duly authorized, executed and delivered by the OLP General Partner and the Partnership and will be a valid and legally binding agreement of the OLP General Partner and the Partnership, enforceable against the OLP General Partner and the Partnership in accordance with its terms;

(iii)                               the General Partner Partnership Agreement will have been duly authorized, executed and delivered by K-Sea General Partner, K-Sea Investors and each member of Management and will be a valid and legally binding agreement of K-Sea General Partner, K-Sea Investors and each member of Management, enforceable against K-Sea General Partner, K-Sea Investors and each member of Management in accordance with its terms;

(iv)                              the K-Sea General Partner Operating Agreement will have been duly authorized, executed and delivered by each of K-Sea Investors and each member of Management and will be a valid and legally binding agreement of K-Sea Investors and each member of Management, enforceable against each of them in accordance with its terms;

(v)                                 the OLP General Partner Operating Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(vi)                              each of the Transaction Documents will have been duly authorized, executed and delivered by the K-Sea Parties party thereto and will be valid and legally binding agreements of the K-Sea Parties party thereto enforceable against such parties in accordance with their respective terms; and

(vii)                           the Omnibus Agreement will have been duly authorized, executed and delivered by each of K-Sea Investors, New Transportation LLC, K-Sea Acquisition, New EW Holding, New Transportation Corp., K-Sea General Partner, the General Partner, the Partnership, the OLP General Partner and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(cc), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The Partnership Agreement, the Operating Partnership Agreement, the General Partner Partnership Agreement, the K-Sea General Partner Operating Agreement, the OLP General Partner Operating Agreement, the New Transportation LLC Operating Agreement, the Operating Agreement of Transportation LLC, as the same may be amended or restated at or prior to the First Delivery Date, the Certificate of Incorporation of K-Sea Acquisition, as the same may be amended or restated at or prior to the First Delivery Date,  the Certificate of Incorporation of EW Holding, as the same may be amended or restated at or prior to the First Delivery Date, the Certificate of Incorporation of New EW Holding, as the same may be amended or restated at or prior to the First Delivery Date, the Certificate of Incorporation of New Transportation Corp., as the same may be amended or restated at or prior to the First Delivery Date, the Certificate of Incorporation of Transportation Corp., as the same may be amended or restated at or prior to the First Delivery Date, the Certificate of Incorporation of K-Sea Inc., as the same may be amended or restated at or prior to the First Delivery Date, and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”

(dd)                          The Partnership has not sold or issued any Common Units, subordinated units or other interests in the Partnership during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Common Units issued pursuant to employee benefit plans, qualified unit options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee)                            No Partnership Party has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capitalization or long-term debt of any Partnership Party or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ capital, members’ equity, results of operations, business or prospects of any Partnership Party, otherwise than as set forth or contemplated in the Prospectus.

(ff)                                The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved [, except as disclosed therein].  The pro forma financial information included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.

(gg)                          PricewaterhouseCoopers LLP, who have certified or shall certify certain financial statements of the Partnership Parties (including K-Sea Transportation LLC, the Partnership’s predecessor), whose report appears in the Prospectus and who have delivered the letters referred to in Section 7(e) hereof, are independent public accountants as required by the Sarbanes-Oxley Act of 2002 and the Securities Act and the Rules and Regulations.

(hh)                          At the Merger Effective Time, the Operating Partnership and K-Sea Inc. will have good and indefeasible title in fee simple to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Transaction Documents or the Prospectus, and will be the sole owner of the vessels set forth on Exhibit A to this Agreement (the “Vessels”), which real and personal property, including the Vessels, are a part of the real and personal property purported to be transferred pursuant to the Merger Documents or operated by K-Sea Inc., in each case free and clear of all Liens, except (A) the first preferred ship mortgages (the “Ship Mortgages”), the first preferred fleet mortgages (the “Fleet Mortgages”) and other Liens to which certain of the Vessels will be subject at the Merger Effective Time, (B) such Liens arising under the Bank Credit Agreement, all as described in the Prospectus, (C) such Liens as arise with respect to existing charters and subcharters of the

Vessels entered into among the Merger Entities in the ordinary course of business of the Merger Entities and options to purchase in favor of certain of the Vessels  and (D) such Liens as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the Operating Partnership and K-Sea Inc. as described in the Prospectus; and all assets held under lease by Partnership Parties are held by the Operating Partnership or K-Sea Inc. under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made in the past and proposed to be made in the future of such property and buildings by the Partnership Parties, taken as a whole, as described in the Prospectus.

(ii)                                  The statements set forth in the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” “Description of Subordinated Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Units, and under the caption “Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

(jj)                                  The K-Sea Entities carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(kk)                            The K-Sea Entities own or possess, and as of the Merger Effective Time the Partnership Parties will own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ll)                                  There are no legal or governmental proceedings pending or, to the knowledge of the K-Sea Entities, threatened, against any of the K-Sea Entities, or to which any of the K-Sea Entities is a party, or to which any of their respective properties is subject which, if determined adversely to any of the K-Sea Entities, might reasonably be expected to have a Material Adverse Effect and, to the best of the K-Sea Entities’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(mm)                      There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement .

(nn)                          No relationship, direct or indirect, exists between or among any K-Sea Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of any

K-Sea Entity on the other hand, which is required to be described in the Prospectus which is not so described.  There are no outstanding loans (other than the member notes of Transportation LLC), advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any K-Sea Entity to or for the benefit of any of the officers or directors of any K-Sea Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus.  No K-Sea Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any K-Sea Entity.

(oo)                          The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(pp)                          No labor disturbance by the employees of any K-Sea Entity exists or, to the knowledge of each K-Sea Entity, is imminent, which might be expected to have a Material Adverse Effect.

(qq)                          Each K-Sea Entity is, and as of the First Delivery Date each Partnership Party will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Party (after giving effect to the Transactions) would have any liability; no Partnership Party has incurred nor does any Partnership Party (after giving effect to the Transactions) expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which a Partnership Party would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr)                                Each of the Partnership Parties and the Merger Entities has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to any Partnership Party or Merger Entity which has had (nor does any Partnership Party or Merger Entity have any knowledge of any tax deficiency which, if determined adversely to any Partnership Party or Merger Entity, might  have) a Material Adverse Effect.

(ss)                            Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Partnership and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its securities.

(tt)                                Each Partnership Party (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(uu)                          None of the K-Sea Parties (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the K-Sea Parties to perform their obligations under this Agreement or the Transaction Documents.  None of the K-Sea Parties has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.  To the knowledge of the K-Sea Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the K-Sea Parties is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(vv)                          No Partnership Party or any Merger Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Party or any Merger Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww)                      Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any Partnership Party (or, to the knowledge of any Partnership Party, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by any Partnership Party in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; except as described in the Prospectus, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any Partnership Party or any Merger Entity or with respect to which a K-Sea Entity has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.  The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(xx)                              The Transaction Documents will be legally sufficient to transfer or convey to the Operating Partnership all properties not already held by it that are, individually or in the aggregate, required to enable the Operating Partnership to conduct its operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Transaction Documents and those set forth in the Prospectus.  The Operating Partnership, upon execution and delivery of the Transaction Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Transaction Documents.

(yy)                          The K-Sea Entities have obtained all consents, approvals and authorizations of any governmental or regulatory authorities or any third parties tot effect the Transactions without any breach, default or violation of any contract, agreement, permit, license or certificate.  Without limiting the foregoing, the K-Sea Entities have obtained all requisite consents, approvals or other authorization of the Maritime Administration acting for the Secretary of Transportation with respect to any and all capital construction fund agreements between any K-Sea Entity and the United States of America (the “CCF Agreements”).

(zz)                              Each of the Partnership Parties and the Merger Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Parties and their Merger Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(aaa)                      The sale and issuance of the Sponsor Units to New Transportation LLC, New EW Holding and New Transportation Corp. and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption.

(bbb)                   The Partnership Parties have not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(ccc)                      The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(ddd)                   None of the Partnership Parties is nor and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the Caption “Use of Proceeds” will be will be, (i) an “investment company” as defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” or a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.

(eee)                      None of the Directed Units (as defined below) distributed in connection with the Directed Unit Program (as defined below) will be offered or sold outside of the United States.

(fff)                            Except as described in the Prospectus, there are no contracts, agreements or understandings between any K-Sea Party and any person that would give rise to a valid claim against any K-Sea Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ggg)                   The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the K-Sea Entities believe to be reliable and accurate.

(hhh)                   Each of the Partnership Parties is, and at the Merger Effective Time will be, a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 for the purpose of operating the Vessels in the trades in which the Operating Partnership and K-Sea Inc. propose to operate the Vessels (a “U.S. Citizen”); provided, however, that, in respect of this representation and warranty, such parties may assume that the initial purchasers from the Underwriters who are not U.S. Citizens will not hold limited partner interests in the Partnership in excess of 20% of the total Units outstanding immediately after the First Delivery Date.

(iii)                               There are no waivers of material rights to indemnification and other relief with respect to Environmental and Toxic Tort Losses (as defined in the Omnibus Agreement) or Special Losses (as defined in the Omnibus Agreement) under (A) the Purchase Agreement by and among Transportation LLC, K-Sea Acquisition, EW Holdings and certain stockholders and subsidiaries of EW Holdings dated as of March 18, 1999 or (B) the Contract of Sale and Purchase of Vessels by and between Maritrans Operating Partners L.P. and Transportation LLC, dated as of October 11, 1999.

SECTION 2.                              Purchase of the Units by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Underwriters may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 525,000 Option Units.  Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof.  Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto.  The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Units other than in 100 Common Unit amounts.

The price of both the Firm Units and any Option Units shall be $[  ] per Common Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

SECTION 3.                              Offering of Units by the Underwriters.  Upon authorization by the Underwriters of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

It is understood that up to 175,000 of the Firm Units (“Directed Units”) will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Partnership and its direct and indirect wholly owned subsidiaries (“Directed Unit Participants”) upon the terms and conditions set forth in the Prospectus (the “Directed Unit Program”) and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership.  Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program.  To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

[Each Underwriter, severally and not jointly, agrees with the K-Sea Entities that it will not knowingly sell the Units to any natural person, corporation, partnership, limited liability company, joint venture, association or other entity (“person”) that is not a U.S. Citizen.  On each Delivery Date, each Underwriter shall provide the K-Sea Entities with a certificate, dated such Delivery Date, of its                                                                 , certifying the following:

(i)                                    that such Underwriter did not, to its knowledge, sell the Units to any person that is not a U.S. Citizen, and

(ii)                                  the number of Units sold by such Underwriter.] (1)

SECTION 4.                              Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, 44th Floor, New York, New York 10112, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Partnership.  This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in  immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Underwriters.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Underwriters, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Partnership) at 10:00 A.M., New York City time, on such Second Delivery Date.  On such Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

(1)  To be discussed.

SECTION 5.                              Further Agreements of the K-Sea Entities.  Each of the K-Sea Entities’ covenants and agrees, or as applicable agrees to cause the Partnership or other Partnership Parties:

(a)                                  To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)                                  To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)                                 To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership Parties, be required by the Securities Act or requested by the Commission.  Prior to filing with the Commission any amendment to the Registration Statement or supplement to the

Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which shall not be unreasonably withheld or delayed;

(e)                                  As soon as practicable after the Effective Date, to make generally available to the Partnership’s security holders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(f)                                    For a period of five years following the Effective Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Underwriters a copy of all materials furnished by the Partnership to its unitholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(g)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(h)                                 For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) file or cause to be filed a registration statement on Form S-8 or other similar form with respect to any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, other than in connection with the public offering contemplated hereby.  K-Sea General Partner shall cause each executive officer and director of K-Sea General Partner and each Directed Unit Participant to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

(i)                                     To apply for the listing of the Units on the New York Stock Exchange, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(j)                                     To apply the net proceeds from the sale of the Units as set forth in the Prospectus;

(k)                                  To take such steps as shall be necessary to ensure that no Partnership Party, nor any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder;

(l)                                     In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted.  At the request of Lehman Brothers Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

(m)                               To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(n)                                 To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the members of its Partnership Policy Committee and Audit Committee and its officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

(o)                                 To cause the principal executive officer and principal financial officer of the General Partner to establish and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) for the Partnership which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during periods in which periodic reports under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the applicable periodic report filed by the Partnership with the Commission under the Exchange Act; and (iii) are effective in all material respects to perform the functions for which they were established.

(p)                                 To cause the principal executive officer and principal financial officer of the General Partner to establish and maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) for the Partnership which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

SECTION 6.                              Expenses.  Each of the K-Sea Entities covenants and agrees with one another and with the Underwriters that the Partnership will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the Directed Unit Program described in Section 3; (i) the costs and expenses of the K-Sea Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the appropriate K-Sea Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the K-Sea Entities under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

SECTION 7.                              Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the K-Sea Entities contained herein, to the performance by the K-Sea Entities of their obligations hereunder, and to each of the following additional terms and conditions:

(a)                                  The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the K-Sea Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  Baker Botts L.L.P. shall have furnished to the  Underwriters their written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit C hereto.

(d)                                 Holland & Knight LLP shall have furnished the Underwriters their written opinion, as special maritime counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit D hereto.

(e)                                  The Underwriters shall have received from Andrews  Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the K-Sea Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                    At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                 With respect to the letter or letters of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h)                                 Each of K-Sea Investors, K-Sea General Partner and New Transportation LLC, in each case on behalf of itself and its direct and indirect subsidiaries, shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

(i)                                     the representations, warranties and agreements of the K-Sea Entities in Section 1 are true and correct as of such Delivery Date; the K-Sea Entities have complied with all their agreements contained herein; and the conditions set forth herein have been fulfilled; and

(ii)                                  they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

(i)                                     Since the date of the latest audited financial statements included in the Prospectus (A) no Partnership Party (including any direct or indirect predecessors in connection with the Mergers) shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) there shall not have been any change in the capitalization or long-term debt of any of the Partnership Parties (including any direct or indirect predecessors in connection with the Mergers) or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or partners’ equity or results of operations of the Partnership Parties (including any direct or indirect predecessors in connection with the Mergers), other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)                                     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)                                  The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(l)                                     No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Andrews  Kurth LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(m)                               All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

(n)                                 All of the Merger Documents to be filed with the Secretary of State of the States of Texas, Delaware and New York shall have been filed, not withdrawn and pursuant to their terms become effective at the Merger Effective Time.

(o)                                 The Bank Credit Agreement shall have been executed and become effective.

SECTION 8.                              Indemnification and Contribution.

(a)                                  The K-Sea Entities, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically) (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically); (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the K-Sea Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the K-Sea Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further, however that the K-Sea Entities shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (A) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus dated the Effective Date (the “Final Prospectus”) and (B) the K-Sea Entities sustain the burden of proving that such Underwriter sold the Units to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus and (C) the K-Sea Entities have previously furnished sufficient quantities of the Final Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and (D) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage.  The foregoing indemnity agreement is in addition to any liability which the K-Sea Entities may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

In connection with the offer and sale of the Directed Units, the K-Sea Entities, jointly and severally, agree to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage, expense, liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any K-Sea Entity for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the bad faith, willful misconduct or gross negligence of Lehman Brothers Inc.  The K-Sea Entities, jointly and severally, shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the K-Sea Entities, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any K-Sea Entity within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the K-Sea Entity or any such director, manager, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the K-Sea Entity and any such director, manager, officer or controlling person for any legal or other expenses reasonably incurred by the K-Sea Entity or any such director, manager, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the K-Sea Entities or any such director, manager, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure  and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the K-Sea Entities under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the K-Sea Entities.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Unit Program.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the K-Sea Entities on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the K-Sea Entities on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the K-Sea Entities on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the K-Sea Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The K-Sea Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm and the K-Sea Entities acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the K-Sea Entities by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

SECTION 9.                              Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date.  If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the K-Sea Entities, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default.  If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 10.                       Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(i) or 7(j), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

SECTION 11.                       Reimbursement of Underwriters’ Expenses.  If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the K-Sea Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the K-Sea

Entities is not fulfilled, the K-Sea Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the K-Sea Entities shall pay the full amount thereof to the Underwriters.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the K-Sea Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 12.                       Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                  if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, NJ 07302, Attention: Syndicate Department (Fax:  (201) 524-5980), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022;

(b)                                 if to the K-Sea Entities, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention:  Timothy J. Casey (Fax: 718-720-4358); provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The K-Sea Entities shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

SECTION 13.                       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the K-Sea Entities, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the K-Sea Entities contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the K-Sea Entities, officers of the K-Sea Entities who have signed the Registration Statement and any person controlling the K-Sea Entities within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  Notwithstanding anything in this Agreement to the contrary, all liabilities and obligations of the K-Sea Entities hereunder shall be non-recourse against any partner (including any limited partner or general partner), stockholder, member, other owner, officer, director or employee of any of the K-Sea Entities, other than the K-Sea Entities in their capacities as such.  In that connection, no such partner, stockholder, member, other owner, officer, director or employee shall be bound by this Agreement, or be obligated by virtue of this Agreement or the obligations of any party created hereunder to (A) provide funds to any of the K-Sea Entities, whether by contributions to capital, loans, return of monies, securities or other property, or (B) assume any liabilities of any of the K-Sea Entities.

SECTION 14.                       Survival.  The respective indemnities, representations, warranties and agreements of the K-Sea Entities and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.                       Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

SECTION 16.                       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

SECTION 17.                       Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 18.                       Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the K-Sea Entities and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

K-SEA TRANSPORTATION PARTNERS L.P.

BY:	K-Sea General Partner L.P., its General Partner

By:	K-Sea General Partner GP LLC, its General Partner

By:
Name:
Title:

K-SEA GENERAL PARTNER L.P.

By:	K-Sea General Partner GP LLC, its General Partner

By:
Name:
Title:

K-SEA GENERAL PARTNER GP LLC

By:
Name:
Title:

K-SEA TRANSPORTATION LLC

By:
Name:
Title:

K-SEA INVESTORS L.P.

By:	Park Avenue Transportation Inc., its General Partner

By:
Name:
Title:

K-SEA ACQUISITION CORP.

By:
Name:
Title:

K-SEA OPERATING PARTNERSHIP L.P.

BY:	K-Sea OLP GP LLC, its General Partner

By:
Name:
Title:

K-SEA OLP GP LLC

By:
Name:
Title:

K-SEA TRANSPORTATION INC.

By:
Name:
Title:

Accepted:

LEHMAN BROTHERS INC.
UBS SECURITIES LLC
MCDONALD INVESTMENTS INC.
RAYMOND JAMES & ASSOCIATES, INC.
JEFFERIES & COMPANY INC.

BY LEHMAN BROTHERS INC.

By

Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Units to be Purchased

Lehman Brothers Inc.
UBS Securities LLC
McDonald Investments Inc.
Raymond James & Associates, Inc.
Jefferies & Company Inc.

3,500,000

Exhibit A

Exhibit B

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
UBS Securities LLC
McDonald Investments Inc.
Raymond James & Associates, Inc.
Jefferies & Company, Inc

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common units (the “Common Units”) representing limited partner interests in K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units (other than the Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:
Dated: , 2003

Exhibit B

Opinion of Baker Botts L.L.P.

(i)                                     Each of the Limited Partnerships (other than the General Partner) has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents and to conduct its business presently conducted or to be conducted at the Merger Effective Time, in each case in all respects as described in the Registration Statement and the Prospectus.  Each of the Limited Partnerships (other than the General Partner) is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(ii)                                  K-Sea General Partner has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents, to conduct its business presently conducted or to be conducted at the Merger Effective Time and to act as the general partner of the General Partner, in each case in all respects as described in the Registration Statement and the Prospectus.  K-Sea General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(iii)                               The General Partner has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents, to conduct its business presently conducted or to be conducted at the Merger Effective Time and to act as general partner of the Partnership, in each case in all respects as described in the Registration Statement and the Prospectus.  The General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(iv)                              The OLP General Partner has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents, to conduct its business presently conducted or to be conducted at the Merger Effective Time and to act as general partner of the Operating Partnership, in each case in all respects as described in the Registration Statement and the Prospectus.  The OLP General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(v)                                 Each of the Limited Liability Companies (other than K-Sea General Partner and the OLP General Partner) has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents and to conduct its business, presently conducted or to be conducted at the Merger Effective Time, in each case in all respects as described in the Registration Statement and the Prospectus.  GP #1 is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(vi)                              Each of the Corporations has been duly incorporated and is validly existing as a corporation in good standing under the DGCL with all necessary corporate power and authority to own or lease its properties presently owned or leased or to be owned or leased at the Merger Effective Time, to assume the liabilities assumed by it pursuant to the Transaction Documents and to conduct its business presently conducted or to be conducted at the Merger Effective Time, in each case in all respects as described in the Registration Statement and the Prospectus.  Each of the Corporations is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement; and, to such counsel’s knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

(vii)                           The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(viii)                        K-Sea General Partner is the sole general partner of the General Partner with a 0.01% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and K-Sea General Partner owns its general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(ix)                                K-Sea Investors and Management are the sole limited partners of the General Partner with an aggregate 99.99% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and K-Sea Investors and Management own their limited partner interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming                       as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(x)                                   The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and, after giving effect to the Transactions, New Transportation LLC, New EW Holding and New Transportation Corp. each own the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case, free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New Transportation LLC, New EW Holding, New Transportation Corp., K-Sea Acquisition or the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xi)                                K-Sea Investors and Management are the sole members of New Transportation LLC with an aggregate 100% membership interest in New Transportation LLC; such membership interests are duly authorized and validly issued in accordance with the New Transportation LLC Operating Agreement, and K-Sea Investors and Management such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors or Management as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xii)                             New Transportation LLC is the sole stockholder of K-Sea Acquisition, and owns 100% of the outstanding stock of K-Sea Acquisition; such stock has been duly authorized and validly issued in accordance with the K-Sea Acquisition Charter; and New Transportation LLC owns such stock free and clear of Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New Transportation LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiii)                          K-Sea Acquisition is the sole stockholder of New EW Holding and owns 100% of the stock of New EW Holding; such stock has been duly authorized and validly issued in accordance with the New EW Holding Charter; and K-Sea Acquisition owns the New EW Holding Stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea Acquisition as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xiv)                         New EW Holding is the sole stockholder of New Transportation Corp. and owns 100% of the stock of New Transportation Corp.; such stock is duly authorized and validly issued in accordance with the New Transportation Corp. Charter; and New EW Holding will own the New Transportation Corp. Stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming New EW Holding as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xv)                            The Partnership is the sole member of the OLP General Partner with a 100% membership interest in the OLP General Partner; such membership interest has been duly authorized and validly issued in accordance with the OLP General Partner Operating Agreement; and the Partnership owns its membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xvi)                         The OLP General Partner is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the OLP General Partner owns its general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xvii)                      The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the Partnership owns its limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xviii)                   The Operating Partnership is the sole stockholder of K-Sea Inc., and owns 100% of the outstanding stock of K-Sea Inc.; such stock has been duly authorized and validly issued in accordance with the K-Sea Inc. Charter; and the Operating Partnership owns such stock free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xix)                           The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and other than the Sponsor Units owned by New Transportation LLC, New EW Holding and New Transportation Corp. and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the First Delivery Date.

(xx)                              K-Sea Investors and Management are the only members of K-Sea General Partner with an aggregate 100% membership interest in K-Sea General Partner; such membership interests have been duly authorized and validly issued in accordance with the K-Sea General Partner Operating Agreement; and K-Sea Investors and Management own such membership interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming K-Sea Investors or Management as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(xxi)                           Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner or general partner interests in the Limited Partnerships, (ii) any member interests in the Limited Liability Companies, or (iii) any shares of stock of the Corporations, in each case pursuant to the Organizational Documents or, to the knowledge of such counsel, any other agreement or instrument to which such entities are a party or by which any of them may be bound.  To the knowledge of such counsel after due inquiry, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, the Operating Partnership or K-Sea Inc.  To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership or (B) any shares of stock in K-Sea Inc.

(xxii)                        The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement.

(xxiii)                     This Agreement has been duly executed and delivered by each of the K-Sea Entities.

(xxiv)                    Each of the Transaction Documents to which any of the K-Sea Parties is a party has been duly authorized and validly executed and delivered by each of the K-Sea Parties party thereto.  Each of the Transaction Documents constitutes a valid and legally binding agreement of the K-Sea Parties party thereto, enforceable against each such K-Sea Party in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxv)                       Each of the Mergers became effective under the Delaware LP Act, the DGCL, the Texas Business Corporation Act, the Texas Revised Limited Partnership Act and the New York Corporation Law, as applicable.

(xxvi)                    Immediately prior to each of the Mergers, each of the Merger Entities was duly incorporated or formed, as the case may be, and was validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under its jurisdiction of incorporation or formation, as the case may be, with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its properties, to assume the liabilities assumed by it pursuant to the Transaction Documents and to conduct its business.

(xxvii)                 None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the execution, delivery and performance of this Agreement or the Transaction Documents by the K-Sea Parties which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constituted, constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the K-Sea Parties, (ii) constituted, constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (iii) resulted, results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas and the State of New York, or federal law or, to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas, New York or Delaware court or government agency or body directed to any of the K-Sea Parties or any of their properties in a proceeding to which any of them or their property is a party, or (iv) resulted, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the K-Sea Parties, which, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect.

(xxviii)              No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware, New York or Texas court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Transaction Documents by the K-Sea Parties party thereto or the consummation by the K-Sea Parties of the transactions contemplated by this Agreement or the Transaction Documents (including the Transactions) or for the transfer or conveyance of the properties located in the State of New York [and Texas] purported to be transferred pursuant to the Merger Documents or conveyed pursuant to the Conveyance Agreements to the Operating Partnership or K-Sea Inc., except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Transaction Documents or this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

(xxix)                      The statements in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of the Common Units,” “Description of the Subordinated Units,” “The Partnership Agreement,” and “Investment in K-Sea Transportation Partners L.P. by Employee Benefit Plans,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement.”

(xxx)                         The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxxi)                      The Registration Statement was declared effective under the Securities Act on            , 2003; no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the

Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xxxii)                   The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Delivery Date (other than the financial statements, notes or schedules included in the Registration Statement or Prospectus or other financial data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

(xxxiii)                To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any of the Partnership Parties or to which any of the Partnership Parties is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(xxxiv)               None of the K-Sea Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(xxxv)                  The offer, sale and issuance of the Sponsor Units to New Transportation LLC, New EW Holding and New Transportation Corp. and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto.

(xxxvi)               Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the State of Texas or New York for the liabilities of the Operating Partnership and K-Sea Inc., and the Unitholders will not be liable under the laws of the State of Texas or New York for the liabilities of the Partnership, the Operating Partnership and K-Sea Inc. except in each case to the same extent as under the laws of the State of Delaware.

(xxxvii)            The Mergers were legally sufficient under the laws of the States of Texas, Delaware and New York to vest in the Operating Partnership the assets of the parties to the Merger located in the States of Texas, Delaware and New York.

(xxxviii)         The execution, delivery and performance of the Transaction Documents relating to the transfer of property in the States of Texas, Delaware and New York has not violated and will not violate any statute of the States of Texas, Delaware or New York or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the States of Texas, Delaware or New York having jurisdiction over any of the K-Sea Parties or any of their respective properties, except for any such violations which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

(xxxix)                 Each of the Transaction Documents, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the States of Texas, Delaware and New York, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Transaction Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the States of Texas, Delaware or New York as described in the Transaction Documents, subject to the conditions, reservations and limitations contained in the Transaction Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Transaction Documents are legally sufficient to compel delivery of such certificated title.

(xl)                                All rights, title and interests to all real estate and other property, including the Vessels, owned by each corporation or limited partnership and by each other entity that is a party to the Mergers shall be allocated to and vested in one or more of the surviving or new corporations or limited partnerships and other entities as provided in the respective plan of merger without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing Liens or other encumbrances thereon.  All liabilities and obligations of each corporation or limited partnership and other entity that is a party to the Mergers shall be allocated to one or more of the surviving or new corporations or limited partnerships and other entities in the manner set forth in the respective plan of merger, and each surviving or new corporation or limited partnership, and each surviving or new other entity to which a liability or obligation shall have been allocated pursuant to the respective plan of merger, shall be the primary obligor therefor and, except as otherwise set forth in the respective plan of merger or as otherwise provided by law or contract, no other party to the Mergers, other than the surviving corporation or limited partnership or other entity liable thereon at the time of the Mergers and no other new corporation or limited partnership or other entity created thereby, shall be liable therefor.

(xli)                             [Each of the deeds and assignments (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas and the State of New York, to the extent such recordation is required, and upon proper recordation of any of such deeds and real property assignments in the State of Texas and the State of New York, will constitute notice to all third parties under the recordation statutes of the State of Texas and the State of New York concerning record title to the assets transferred thereby; recordation in the office of the County Clerk for each county in which the Operating Partnership owns property is the appropriate public office in the State of Texas and the State of New York for the recordation of deeds and assignments of interests in real property located in such county.]

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the State of Texas and the General Corporation Law of the State of Delaware.  Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Partnership Parties in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration  Statement (except for the financial statements and related schedules therein, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (        ) above).

Exhibit C

Opinion of Holland & Knight LLP

(a)                                  [Assuming (i) the Mergers became effective and are valid and (ii) the Vessel Transfer Documents in the form presented to such counsel for review are duly executed, delivered and as applicable recorded at the appropriate office of the United States Coast Guard, the Predecessor Owners will have transferred or conveyed all of their right, title and interest in and to the Vessels to the Operating Partnership or, as appropriate, K-Sea Inc., free and clear of any Liens other than Liens existing immediately prior to the Mergers.]

[Opinion after First Delivery Date (to be applicable to any Second Delivery Date) —(A) The Merger Entities have transferred or conveyed all of their right, title and interest in and to the Vessels to the Operating Partnership; (B) the Vessels are duly documented under the laws of the United States in the name of the Operating Partnership or, as appropriate, K-Sea Inc.; (C) the Operating Partnership or, if appropriate, K-Sea Inc., is the sole owner of each of the Vessels, free and clear of any Lien of any character except (i) Liens pursuant to the New Credit Facility with respect to the non-MARAD Vessels, (ii) Liens to MARAD with respect to the MARAD Vessels, (ii) Liens against the Vessels or any thereof arising out of or in connection with the lay-up, maintenance, operation or wreck removal of such Vessels or (iii) Liens of Permitted Charters [to be defined];

(b)                                 Each of the Predecessor Owners is a U.S. Citizen;

(c)                                  Each of the Partnership, the General Partner, K-Sea General Partner, the OLP General Partner, the Operating Partnership and K-Sea Inc. will be a U.S. Citizen immediately after the First Delivery Date (relying for purposes of this opinion on a certificate of the Underwriters that U.S. Citizens shall acquire not less than 80% of the Common Units issued and sold by the Partnership on the First Delivery Date); and

(d)                                 Each of the Partnership, the Operating Partnership and K-Sea Inc. has all necessary authority under the maritime law of the United States to own and operate the Vessels in the United States coastwise trade.

(e)                                  Each of the (A) the issuance and sale of the Units by the Partnership, (B) the execution and delivery by the K-Sea Parties, as the case may be, of the Underwriting Agreement, the Contribution Agreement, the Bank Credit Agreement, the Merger Documents, the Contribution Documents, the Organizational Documents, the Omnibus Agreement and the consummation of the transactions contemplated thereby and (C) the ownership by the Partnership of a limited partnership interest in the Operating Partnership, by the Operating Partnership of all of the outstanding shares of capital stock of K-Sea Inc. by the Partnership of all of the outstanding shares of capital stock of the OLP General Partner, by the OLP General Partner of a general partner interest in the Operating Partnership and by the General Partner of a general partner interest [and incentive distribution rights] in the Partnership [other potential interests] does not result in any violation of Titles 33 or 46 of the U.S. Code or the general maritime law of the United States or any order, rule, regulation, judgment or decree known to us of any court while sitting in admiralty or the Federal Maritime Commission or Maritime

Administration pursuant to Titles 33 or 46 of the U.S. Code or the general maritime law of the United States.

(f)                                    Under Titles 33 and 46 of the U.S. Code and the general maritime law of the United States, no consent, notice, approval, authorization, order, registration or qualification of, to or with any court or governmental agency or body is required for (A) the issuance and sale of the Units, (B) the execution and delivery by the K-Sea Parties, as the case may be, of the Underwriting Agreement, the Contribution Agreement, the Bank Credit Agreement, the Merger Documents, the Contribution Documents, the Organizational Documents and the Omnibus Agreement or (C) the consummation of the Transactions, except [(i) the MARAD consent, (ii) the recording of Certificates of Documentation, and (iii) the recording of the Ship Mortgages with the appropriate office of the United States Coast Guard], and such consents, notices, approvals, authorizations, orders, registrations and qualifications as have been made or obtained or which, if not made or obtained, would not, in our judgment, individually or in the aggregate, have a material adverse effect upon the financial position of the Partnership or the General Partner or a material adverse effect upon the ability of the K-Sea Entities to conduct their business.

(g)                                 No consents, approvals or other authorizations of the Maritime Administrator acting for the Secretary of Transportation in order to conduct the Transactions and to effect the transfer of the MARAD Agreements and the Vessels to the Operating Partnership are required except as set forth on Annex A, which have been obtained.

(h)                                 The Transactions and the transfer of the Vessels to the Operating Partnership will not violate any provision of any MARAD Agreement or constitute a breach of the terms or provisions of any related MARAD Agreement or violate any statute, or any order, rule, regulation, judgment or decree known to such counsel of any court or governmental agency or body having jurisdiction over the K-Sea Entities or their respective properties or assets.

(i)                                     The execution and delivery by each of the K-Sea Entities of the Underwriting Agreement and the Contribution Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of the terms or provisions of any applicable MARAD Agreement.

(j)                                     No consent, notice (except as set forth in paragraph (f) hereof), approval, authorization, order or qualification or, to or with any court or governmental agency or body is required under the applicable CCF Agreements or related Federal maritime statutes for the execution and delivery by the K-Sea Entities of the Underwriting Agreement or the Contribution Agreement and the consummation of the transactions contemplated therein.

The opinion of such counsel may rely as to all matters except maritime law upon the opinions delivered to you pursuant to subsection (c) of Section 7 of the Underwriting Agreement.  Such counsel may rely in respect of matters of fact upon certificates of public officials and officers of the General Partner.  Such counsel may assume that (i) the Mergers will be effective after the transfer of ownership of the Units is made by the Underwriters to initial purchasers and (ii) that the initial purchasers who are not U.S. Citizens will not hold limited partnership interests in the Partnership in excess of 20% of the total [Common Units and Subordinated Units] outstanding immediately after the First Delivery Date.